UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)              March 30, 2012

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND                         001-33177                22-1897375

(State or other jurisdiction     (Commission        (IRS Employer

of incorporation)                 File Number)            Identification Number)

3499 Route 9N, Suite 3C, Freehold, NJ    07728

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code         (732) 577-9996

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[  ] Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 142-12 under the Exchange Act (17 CFR 240.14a-12

[  ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Maureen Vecere, Chief Financial Officer, has been granted a medical disability leave.  Effective March 30, 2012, Anna T. Chew, Treasurer and former Chief Financial Officer of Monmouth Real Estate Investment Corporation, will assume the duties of Interim Chief Financial Officer and will act as interim Principal Financial Officer and interim Principal Accounting Officer while Ms. Vecere is on medical leave.

Anna T. Chew is Treasurer and Member of the Executive Committee (2010 to present) and Director (2007 to present) of Monmouth Real Estate Investment Corporation (MREIC).  She is a Certified Public Accountant.  Ms. Chew is also Vice President and Chief Financial Officer (1995 to present) and Director (1994 to present) of UMH Properties, Inc., (UMH) an affiliated company.  Ms. Chew was Controller (1991 to present) of UMH. Prior to joining UMH and MREIC, Ms. Chew was a Senior Manager at KPMG LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                MONMOUTH REAL ESTATE INVESTMENT CORPORATION

   /s/   Anna T. Chew

                                      Anna T. Chew

                                      Interim Chief Financial Officer and Chief Accounting Officer

     Date        March 30, 2012